UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

eBay Inc.
(Exact name of registrant as specified in its Charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2065 Hamilton Avenue, San Jose, CA 95125
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (408) 376-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On April 10, 2014, eBay Inc. (the “Company”), issued a press release announcing that it had entered into an agreement (the “Agreement”) with Carl C. Icahn, High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Partners LP and certain of their affiliates party thereto (collectively, the “Icahn Group”) to settle the pending proxy contest pertaining to the election of directors to the Company’s Board of Directors and proposed business at the Company’s 2014 annual meeting of stockholders.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Agreement and associated exhibits are attached hereto as Exhibit 99.2.

The foregoing description is qualified in its entirety by reference to the full text of the Press Release and the Agreement, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated April 10, 2014
99.2	Agreement, dated as of April 10, 2014, by and among eBay, Inc. and the Icahn Group

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 10, 2014	eBay Inc.

	By:	/s/ Michael R. Jacobson
		Name:	Michael R. Jacobson
		Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 10, 2014
99.2	Agreement, dated as of April 10, 2014, by and among the Company and the Icahn Group